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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in this Registration Statement of Form SB-2 of our report dated February 7, 1997 on our audit of the financial statements of Myo Diagnostics, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 7, 1997